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                                                                   EXHIBIT 99.1


                    THE SHAW GROUP INC. SIGNS AGREEMENT WITH
                             TURNER INDUSTRIES GROUP


Baton Rouge, Louisiana, June 20, 2002 - The Shaw Group Inc. (NYSE: SGR) ("Shaw" or "the Company") announced today that it has signed a non-binding agreement to acquire all of the stock and membership interests of the Turner Industries Group companies. The purchase price is expected to be in the range of $250 to $350 million. Shaw's agreement is subject to satisfactory completion of due diligence, definitive documentation and regulatory approval. Further details of the transaction are subject to a confidentiality agreement with Turner.

"This combination is a compelling, strategic opportunity that could enhance our overall portfolio of businesses and bring us critical mass in the refining and petrochemical sectors, while expanding our base of more predictable, recurring revenue streams," stated J. M. Bernhard, Jr., Shaw's Chairman, President and Chief Executive Officer. "We would be proud to be affiliated with Turner, a highly-respected, well-managed organization with excellent long-term client relationships and a talented workforce. We know this company well and look forward to working together to realize the significant potential this transaction offers."

Bert S. Turner, Chairman-Emeritus and principal owner of Turner Industries, said, "We are pleased with Shaw's interest in acquiring our operations. Consolidation makes sense in business today as evidenced by many of our clients' recent moves. As we look to the future, this partnership with the Baton Rouge-based Shaw Group would be an ideal fit for our services and insure long-term opportunities for our employees."

Turner Industries is a Baton Rouge, Louisiana based, world-class industrial contractor specializing in services to the petrochemical, chemical, refining, energy and pulp and paper industries. Founded in 1961, Turner is comprised of fifteen industrial companies and has approximately 10,000 employees. Services include construction, maintenance, pipe fabrication, preventive maintenance, bundle extraction, tank cleaning, heavy hauling, equipment rental, turnaround management and asset management solutions.



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The Shaw Group Inc. is the world's only vertically-integrated provider of comprehensive engineering, procurement, pipe fabrication, construction and maintenance services to the power, process and environmental & infrastructure sectors. Shaw is headquartered in Baton Rouge, Louisiana, and currently has offices and operations in North America, South America, Europe, the Middle East and Asia-Pacific. Shaw employs more than 20,000 people annually. Additional information on The Shaw Group is available at www.shawgrp.com.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q, reports and on the Company's web-site under the heading "Forward Looking Statement". These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our web site at www.shawgrp.com.